Exhibit (g)(9)

FIRST AMENDMENT TO AMENDED, RESTATED AND CONSOLIDATED

DELEGATION AGREEMENT

This amendment, dated October 30, 2017 and effective with respect to each of the MassMutual Select BlackRock Global Allocation Fund and MassMutual Select Cayman Global Allocation Fund I, Ltd. only upon State Street Bank and Trust Company taking custody of its assets, is made to the AMENDED, RESTATED AND CONSOLIDATED DELEGATION AGREEMENT, dated as of January 1, 2008, as it may be amended, supplemented, restated or otherwise modified from time to time, by and among each open-end management investment company or other fund identified on the signature page hereto (each, a “Fund”), and STATE STREET BANK AND TRUST COMPANY (the “Delegate”) (the “Consolidated Agreement”). Capitalized terms not defined herein have the meanings ascribed to them in the Consolidated Agreement.

WHEREAS, the Funds and the Delegate wish to amend the Consolidated Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein the parties hereto agree as follows:

1)

The MassMutual Select Cayman Global Allocation Fund I, Ltd., an exempted company organized under the laws of the Cayman Islands (the “Company”), is hereby added as a party to the Consolidated Agreement and delegates certain responsibilities concerning Foreign Assets to the Delegate. The Company is a wholly-owned subsidiary of the MassMutual Select BlackRock Global Allocation Fund, which has also delegated certain responsibilities concerning Foreign Assets to the Delegate.

2)	For purposes of the Company, references to the “Trust” or a “Fund” within the Consolidated Agreement shall refer to the Company.

3)	For purposes of the Company, references to the “Board” or “Board of Trustees” within the Consolidated Agreement shall refer to the Company’s Board of Directors.

4)	The Sections titled “Additional Funds,” “Additional Portfolios,” and “Disclaimer of Liability” in the Consolidated Agreement shall not apply to the Company.

5)	The following are hereby added as Sections 22 and 23 to the Consolidated Agreement:

22. 1940 Act The Company is an unregistered subsidiary of the MassMutual Select BlackRock Global Allocation Fund, which is registered with the SEC as an investment company under the 1940 Act. For purposes of compliance with the 1940 Act, the Company and the MassMutual Select BlackRock Global Allocation Fund shall be treated on a consolidated basis. For all other purposes, the rights and obligations of the parties under this Agreement shall be determined as if the Company were itself so registered and entitled to the benefits thereof.

23. With respect to the Company, any services performed in Massachusetts, USA, by or on behalf of the Delegate under this Agreement shall be limited to those activities which are identified in the Massachusetts Commissioner of Revenue’s Letter Ruling 01-4 as not subjecting a foreign company to taxation in Massachusetts.

6)	Section A. of Schedule D of the Consolidated Agreement is hereby amended as follows:

A.	Boards

Eric Wietsma

President – MassMutual Select Funds/MassMutual Premier Funds

c/o MML Investment Advisers, LLC

100 Bright Meadow Blvd.

Enfield, CT 06082

With a copy to:

Secretary - MassMutual Select Funds/MassMutual Premier Funds

100 Bright Meadow Blvd.

Enfield, CT 06082

Tina Wilson

President – MML Series Investment Fund/MML Series Investment Fund II

c/o MML Investment Advisers, LLC

100 Bright Meadow Blvd.

Enfield, CT 06082

With a copy to:

Secretary - MML Series Investment Fund/MML Series Investment Fund II

100 Bright Meadow Blvd.

Enfield, CT 06082

MassMutual Select Cayman Global Allocation Fund I, Ltd.

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

Grand Cayman

KY1-1104

With a copy to:

Secretary - MassMutual Select Funds

100 Bright Meadow Blvd.

Enfield, CT 06082

First Amendment to Amended, Restated and Consolidated Delegation Agreement Dated October 30, 2017

7)	Miscellaneous.

(a) Except as amended hereby, the Consolidated Agreement shall remain in full force and effect.

(b)This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

MASSMUTUAL PREMIER FUNDS

By: /s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By: /s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND

By: /s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND II

By: /s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

First Amendment to Amended, Restated and Consolidated Delegation Agreement Dated October 30, 2017

MASSMUTUAL SELECT CAYMAN GLOBAL
ALLOCATION FUND I, LTD.

By: /s/ Frederick T. Schulitz
Name: Frederick T. Schulitz
Title: Director

First Amendment to Amended, Restated and Consolidated Delegation Agreement Dated October 30, 2017

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